www.coronadoglobal.com.au
26 February 2026
PRIVATE AND
CONFIDENTIAL
Jeff Bitzer
c/o email jbitzer@coronadoglobal.com
Dear Jeff,
Further to your discussions with
Douglas Thompson, this letter serves to
confirm your employment arrangements
from March 1,
2026,
following termination
of your
employment agreement
dated June
28, 2023
with Coronado
Global
Resources Inc. (the
Company
) on February
28, 2026 (Prior
Employment Agreement),
as follows:
●
Between March 1, 2026, and August
31, 2026 (Employment Period), you will hold the position of Strategic Advisor,
Operations.
In this
role you
will report
to the
Chief Operating
Officer. Your hours of
work will
be project-based
up
to 80 hours per calendar month and your salary will be
$27,000 per month. Additional hours agreed with the
Chief Operating
Officer will be
paid at
the rate
of $2,500 per
day.
● For the entirety of this arrangement, you will be employed by Greenbrier Minerals LLC and will be entitled to all benefits offered to active
employees of that entity; and you
shall comply with all policies,
procedures and
guidelines
relevant
to
your
employment.
Notwithstanding
the
termination
of
the
Prior
Employment
Agreement,
the
restrictions
and
obligations
(i)
in
Section
6(a)
of
the
Prior
Employment
Agreement
will
continue to apply
during the Employment Period
and after your
termination of employment
and (ii) in
Sections
6(b)-(g) will continue to apply during the Employment Period.
●
You
will retain
your entitlement
to receive
a Short-Term
Incentive (STI)
payment for
the 2025
performance
period (being January
1, 2025, to December
31, 2025) with
such payment to
be made by the
end of March
2026.
●
The Compensation and Nominating Committee of
the Board of Directors of the Company (C&N
Committee)
has determined that
you will retain your
full allocation of
Performance Stock Units
(PSUs) issued under
the
Coronado
Global
Resources
Long
Term
Incentive
(LTI)
plan
for
FY2024
and
FY2025,
which
will
remain
eligible to
vest subject to
testing by the
C&N Committee in
accordance with
the scorecard
applied to
members
of Company’s executive team.
.
●
The Coronado Group
LLC’s (the
majority shareholder of
the Company) Board
of Managers have
elected to
allow you to retain 100% of your MIUs, (being 60 Tier I Units; 25 Tier II Units and 25 Tier III Units), that were granted under the Second
Amended and Restated Limited
Liability Company Agreement of
Coronado Group
effective as
of October
2018 (“Operating
Agreement”). As
a condition to
full vesting,
you will be
required to
deliver
the
standard
General
Release
Agreement
to
Coronado
Group
upon
the
termination
of
your
employment.
This letter further confirms
that both parties to
the
Prior Employment Agreement
agreed
to its termination
effective
February 28,
2026,
with the
exception noted above.
This letter
supersedes
all
prior
discussions,
negotiations,
understandings and agreements in relation to your employment arrangements that will apply from March 1, 2026
with Greenbrier Minerals LLC.
Should
you have
any queries,
please
do not
hesitate
to contact
me. Yours sincerely
/s/ Emma Pollard
Emma Pollard
Chief People & Sustainability Officer
I,
Jeff
Bitzer,
have
read,
understand
and
agree
to
the
terms
and
conditions
which
will
apply
to
my
employment with the Company from March 1, 2026,
as outlined in this letter.
Signed: /s/ Jeffrey D. Bitzer
Date:26/02/2026